                                                                    Exhibit 10.2


                    WAIVER OF CLAIMS AND SETTLEMENT AGREEMENT

         This Waiver of Claims and Settlement Agreement ("Agreement") is entered into between Robert F. Bernstock ("Releasing Party") and The Dial Corporation (the "Company").

         Releasing Party voluntarily resigned from his employment with the Company. Releasing Party and the Company are entering into this Agreement to resolve disagreements that they may have regarding Releasing Party's employment and the cessation of his employment. It is further understood and agreed that after said date, the Company shall not owe any duty or obligation to Releasing Party other than those set forth in this Agreement, except as to Releasing Party's rights to indemnification under the Company's bylaws and charter or as otherwise provided by law.

         1. Releasing Party knowingly, voluntarily, and irrevocably releases and discharges the Company, its stockholders, officers, directors, agents, representatives, employees, predecessors, successors, other corporate affiliates, and assigns (hereafter collectively referred to as "Dial Parties") from any and all claims, demands, liabilities, judgments, damages, expenses, or causes of action of any kind or nature whatsoever which Releasing Party, his heirs, personal representatives, and assigns, and each of them, may now or hereafter have or assert, whether now known or unknown. The claims which are waived, released and discharged include but are not limited to breach of express or implied contract; breach of the covenant of good faith and fair dealing; wrongful discharge; intentional and negligent infliction of emotion distress; public policy torts of any kind or nature; discrimination on the basis of age, sex, religion, disability, race, or any other reason prohibited by applicable law; and claims under the Age Discrimination in Employment Act ("ADEA"); the Older Workers Benefit Protection Act; Title VII of the Civil Rights Act of 1964; the Employee Retirement Income Security Act; Family and Medical Leave Act; the Americans with Disabilities Act; Fair Labor Standards Act; Occupational Safety and Health Act; all as amended; or any other federal, state or local law; tort claims of any kind whatsoever; and any other common law or statutory claims.

                  Nothing in the above language or any other part of this Agreement is intended to release claims which cannot lawfully be waived, including the right to file an administrative charge of discrimination, nor as to any claims for the matters excepted at the end of the second paragraph of this Agreement. Releasing Party acknowledges, however, that he is not entitled to recover money in connection with any such charge.

         2. The Dial Parties knowingly, voluntarily, and irrevocably release and discharge the Releasing Party from any and all claims, demands, liabilities, judgments, damages, expenses, or causes of action of any kind or nature whatsoever relating to reimbursement of relocation expenses pursuant to the Relocation Promissory Note dated September 3, 2002 (the "Relocation Agreement") which the Dial Parties, and each of them, may now or hereafter have or assert, whether now known or unknown. As further consideration for Releasing Party's undertakings in paragraph 3, the Company's Executive Vice President - Shared Services and Senior Vice President & General Counsel have no actual knowledge of circumstances that could give rise to a claim or potential claim against Releasing Party whether arising out of Releasing Party's employment with the Company, the termination of that employment or otherwise.

         3. Releasing Party understands and expressly agrees that this Agreement extends to all claims of every nature and kind whatsoever, known or unknown, suspected or unsuspected, past or present, which Releasing Party has or may have against the Dial Parties. Thus, Releasing Party also waives any and all rights under any federal, state or common law, which would otherwise purport to preclude a general release from extending to claims which the releasor does not know or suspect to exist in his favor at the time of executing the release, which if known by him might have materially affected his settlement with the releasee. Releasing Party understands and acknowledges that he may hereafter discover facts different from or in addition to those he now believes to be true with respect to the matters released in this Agreement. Releasing Party assumes any and all risk of mistake (or discovery of additional facts) in connection with the circumstances involved in the matters giving rise to this Agreement.

         4. By signing this Agreement, neither the Releasing Party nor the Dial Parties waive rights or claims that may arise after execution of this Agreement. Releasing Party and the Dial Parties acknowledge that pursuant to this Agreement each is receiving good and valuable consideration to which such party is not otherwise entitled.

         5. Releasing Party agrees not to commence or maintain any action or proceeding against any of Dial Parties arising out of or connected in any way with his employment by the Company; provided, however, that this provision does not bar the filing of a claim under the ADEA that challenges the validity of this Agreement.

         6. Releasing Party reaffirms and agrees to comply with The Dial Corporation Confidentiality and Non-Competition Agreement dated March 12, 2003, which was previously signed by him (the "Key Employee Agreement"). Releasing Party agrees not to assert that the Key Employee Agreement is unenforceable in any respect.

         7. Releasing Party agrees to pay the Company the total amount of $77,692.88. Of this amount, Releasing Party authorizes the deduction of $17,692.88 from Releasing Party's final paycheck. Releasing Party shall pay the remaining $60,000 to the Company by way of a cashier's check payable to The Dial Corporation on the date this Agreement is executed.

         8. In exchange for the general release, waiver of claims and other commitments set forth herein, the Company shall forgive the remaining balance under the Relocation Agreement.

         9. It is understood and agreed that neither the Agreement itself, nor the furnishing of the consideration for this Agreement, shall be deemed or construed at anytime for any purpose as an admission of the Company's liability or responsibility for any wrongdoing of any kind.

         10. This Agreement is entered into and shall be interpreted, enforced and governed by the law of the State of Arizona. Any action regarding this Agreement shall be brought in a court in Maricopa County, Arizona. The parties further agree that if, for any reason, any provision is unenforceable, the remainder of this Agreement shall nonetheless remain binding and in effect. In any proceeding to enforce this Agreement, the prevailing party shall be entitled to costs and reasonable attorneys' fees.

         11. Releasing Party has up to twenty-one (21) calendar days to consider whether to sign this Agreement. Further, Releasing Party has had an opportunity to consult with an attorney of his choosing regarding the legal consequences of this Agreement.

         12. Releasing Party has seven (7) calendar days after signing this Agreement to revoke this Agreement. Any revocation must be in writing addressed to Christopher J. Littlefield, Senior Vice President & General Counsel, The Dial Corporation, 15501 N. Dial Blvd., Scottsdale, Arizona 85260-1619, and post-marked within seven (7) calendar days following the signing of this Agreement. This Agreement shall not become effective or enforceable until the foregoing revocation period has expired.

         13. This Agreement contains the entire agreement between the parties and supersedes any and all other agreements or understandings relating to the subject matter of this Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

RELEASING PARTY AND THE COMPANY, ON BEHALF OF THE DIAL PARTIES, EACH HAS CAREFULLY READ THE FOREGOING WAIVER OF CLAIMS AND ACKNOWLEDGMENT AGREEMENT, KNOWS THE CONTENTS THEREOF, HAS BEEN ADVISED TO CONSULT WITH AN ATTORNEY AND HAS HAD THE OPPORTUNITY TO DO SO, AND SIGNS THIS AGREEMENT VOLUNTARILY, BEING AWARE OF ITS FINAL AND BINDING EFFECT.

   /s/ Robert F. Bernstock                                   6/5/03
--------------------------------------                    ------------
Robert F. Bernstock                                          Date


  /s/ Christopher J. Littlefield                             6/4/03
--------------------------------------                    ------------
Christopher J. Littlefield                                   Date
Senior Vice President & General Counsel
for The Dial Corporation

                                       3